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                                                                       L&W DRAFT
                                                                        11/12/96

                                13,000,000 SHARES
                             LINENS 'N THINGS, INC.
                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               November __, 1996


CS FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
 As Representatives of the Several Underwriters,
  c/o CS First Boston Corporation,
    55 East 52nd Street
    Park Avenue Plaza
    New York, NY  10055


Ladies and Gentlemen:

     1. Introductory. Nashua Hollis CVS, Inc., a New Hampshire corporation (the "Selling Shareholder") and an indirect wholly owned subsidiary of CVS Corporation, a Delaware corporation ("CVS"), and the corporate parent of Linens 'n Things, Inc., a Delaware corporation (the "Company"), proposes to sell 13,000,000 outstanding shares of common stock, par value $0.01 per share (the "Securities") (such 13,000,000 shares of Securities being hereinafter referred to as the "Firm Securities"). The Selling Shareholder also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,950,000 additional shares of the Securities, as set forth below (such 1,950,000 additional shares being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities." The Company, the Selling Shareholder and CVS hereby agree with the several Underwriters named in Schedule A hereto (the "Underwriters") as follows:

     2. Representations and Warranties of the Company and the Selling Shareholder. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i) A registration statement (No. 333-12267) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either
     (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has



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     become effective upon filing pursuant to such Rule and the Offered
     Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement may be proposed to be filed with the Commission pursuant to Rule 462(b) and, if so filed will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.


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          (ii) If the Effective Time of the Initial Registration Statement is
     prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(d).

          (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the current or future financial position, shareholders' equity, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of

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     property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform, as to legal matters, in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

          (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

          (vii) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (viii) The Securities have been approved for listing subject to notice of issuance on The New York Stock Exchange.

          (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or the Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or Blue Sky laws.

          (x) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except for breaches, violations, and defaults that could not reasonably be expected to have a Material Adverse Effect.

          (xi) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having


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     jurisdiction over the Company or the Selling Shareholder or any subsidiary of the Company or the Selling Shareholder or any of their properties, or any agreement or instrument to which the Company or the Selling Shareholder or any such subsidiary is a party or by which the Company or the Selling Shareholder or any such subsidiary is bound or to which any of the properties of the Company or the Selling Shareholder or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary.

          (xii) This Agreement has been duly authorized, executed and delivered by the Company and the Selling Shareholder.

          (xiii) The Company and its subsidiaries hold all leased, real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except as would not have a Material Adverse Effect.

          (xiv) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (xv) The Company and each of its subsidiaries maintains reasonably adequate insurance covering their properties, operations, personnel and businesses in accordance with customary industry practice to protect the Company and each of its subsidiaries and their businesses.

          (xvi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (xvii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.


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          (xviii) In the ordinary course of business, the Company and its subsidiaries conduct a periodic review of the effect of environmental laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any current or anticipated capital or operating expenditures required for clean-up, compliance with the "cluster rules," closure of properties or compliance with environmental laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, no such associated costs and liabilities would, individually or in the aggregate, have a Material Adverse Effect.

          (xix) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or to sell the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (xx) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial information included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (xxi) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xxii) The Company and its subsidiaries maintains a system of internal auditing controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate



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     action is taken with respect to any differences.

          (xxiii) The Company and each of its subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (xxiv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (xxv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

(b) The Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

          (i) The Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Shareholder on such Closing Date hereunder in the manner provided herein and this Agreement is a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms (except as rights to indemnification and contribution may be limited by federal or state securities laws).

         (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any subsidiary of the Selling Shareholder or any of their properties, or any agreement or instrument to which the Selling Shareholder or any subsidiary is a party or by which the Selling Shareholder or any such subsidiary is bound or to which any of the properties of the Selling Shareholder or any such subsidiary is subject, or the charter or by-laws of the Selling Shareholder or any such subsidiary.

          (iii) Upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Shareholder on such Closing Date.

          (iv) The descriptions in the Registration Statement and Prospectus under the heading "Principal and Selling Shareholder" does not, and will not on each Closing Date hereinafter mentioned, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) CVS represents and warrants to, and agrees with, the several Underwriters that:

          (i) CVS has and on each Closing Date hereinafter mentioned will have full right, power and authority to enter into this Agreement and this Agreement is a valid and binding agreement of CVS, enforceable in accordance with its terms (except as rights to indemnification and contribution may be limited by federal or state securities laws).



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        (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over CVS or any subsidiary of CVS or any of their properties, or any agreement or instrument to which CVS or any subsidiary is a party or by which CVS or any such subsidiary is bound or to which any of the properties of CVS or any such subsidiary is subject, or the charter or by-laws of CVS or any such subsidiary.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price of $___ per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

     The Selling Shareholder will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price therefor in federal or other funds immediately available in New York City by wire transfer to the account of the Selling Shareholder, at the office of Latham & Watkins, 885 Third Avenue, New York, New York at 10:00 a.m., New York time, on November __, 1996, or at such other time not later than seven full business days thereafter as CS First Boston Corporation ("CS First Boston") and the Company determine, such time being herein referred to as the "First Closing Date." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CS First Boston requests and will be made available for checking and packaging at the office of CS First Boston, 55 East 52nd Street, New York, New York at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CS First Boston given to the Company and the Selling Shareholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Shareholder agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CS First Boston to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CS First Boston to the Company and the Selling Shareholder.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each
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Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CS First Boston but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Shareholder will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in federal or other funds immediately available in New York City by wire transfer to the account of the Selling Shareholder, at the above office of Latham & Watkins. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CS First Boston requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Latham & Watkins at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling Shareholder. The Company agrees with the several Underwriters and the Selling Shareholder that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CS First Boston, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

          The Company will advise CS First Boston promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CS First Boston, which consent shall not be unreasonably withheld.

          (b) The Company will advise CS First Boston promptly of any proposal to amend or supplement the initial registration statement or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CS First Boston's consent, which consent shall not be unreasonably withheld; and the Company will also advise CS First Boston promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible

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

     its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CS First Boston of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or will effect such compliance. Neither CS First Boston's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CS First Boston requests. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CS First Boston designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CS First Boston may reasonably request.

          (h) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company and CVS, together with their subsidiaries, will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, without the prior written consent of CS First Boston, except (i) for private sales so long as the purchaser thereof enters into a corresponding lockup agreement with CS First Boston, (ii) for grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof and (iii) for preparation of a registration statement or preparation for an offering so as to be in a position to file a registration statement and proceed with an offering immediately after expiration of such 180-day period.

          (i) The Company will apply the net proceeds from the initial public offering of the Securities as described in the Prospectus under the caption "Use of Proceeds."

     The Company agrees with the several Underwriters, the Selling Shareholder and CVS that CVS will pay all expenses incident to the performance of the obligations of the Company, the Selling Shareholder and CVS under this Agreement, and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CS First Boston designates and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for any travel expenses of the Company's or CVS's officers and employees and any other expenses of the Company, the Selling Shareholder and CVS in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Shareholder of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

     The Selling Shareholder agrees to deliver to CS First Boston, attention:
Transactions Advisory Group, on or prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     The Selling Shareholder agrees, for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, without the prior written consent of CS First Boston; provided that the foregoing will not restrict, during such 180-day period, preparation of a registration statement or preparation for an offering so as to be in a position to file a registration statement and proceed with an offering immediately after expiration of such period.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements, schedules and summary of earnings examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

               (iii) the assumptions used in preparing the pro forma financial information included in the Registration Statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

               (iv) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included in the
               Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (C) for the period from the closing date of the latest
               income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income in the total or per share amounts of consolidated net income;

          except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and
(iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by CS First Boston. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CS First Boston. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of CS First Boston, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CS First Boston, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

               (ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform, as to legal matters in all material respects, to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities;

               (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or the Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or Blue Sky laws;

               (v) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

               (vi) The execution, delivery and performance of this Agreement and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, except with respect to the consent of any landlord that may be required pursuant to any store lease, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary (except as rights to indemnification and contribution may be limited by federal or state securities laws), except for violations and defaults that could not reasonably be expected to result in a Material Adverse Effect;

               (vii) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

               (viii) The Prospectus, insofar as statements therein constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

               (ix) The Initial Registration Statement and the Additional Registration Statement (if any) are effective under the Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial data contained in, or omitted from, the Registration Statements or the Prospectus;

               (x) The descriptions in the Registration Statements and Prospectus under the headings "Relationship with CVS and Related Party Transactions," "Shares Eligible for Future Sale," "Underwriting," "Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock," "Risk Factors -- Control of the Company by CVS; Possible Conflicts of Interest," "Risk Factors -- Shares Eligible for Future Sale" and "Description of Capital Stock" of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown;

               (xi) This Agreement has been duly authorized, executed and delivered by the Company;

               (xii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

               (xiii) The Revolving Credit Facility (as defined in the Prospectus) has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Company, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (e) The Representatives shall have received an opinion, dated such Closing Date, of Denise Tolles, General Attorney to the Company, to the effect that:

               (i) Each of the Company's subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Company's subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which respective ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

               (ii) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

          (f) The Representatives shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell, counsel for CVS and the Selling Shareholder, to the effect that:

               (i) Immediately prior to the date hereof, the Selling Shareholder was the sole registered owner of the Securities and had valid and unencumbered title to the Securities and (b) the Selling Shareholder has the corporate power and authority to enter into the Underwriting Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder thereunder; and

               (ii) Upon registration of the Securities in the names of the Underwriters in the stock records of the Company and the issuance of new certificates registered in the names of the Underwriters representing such Securities, assuming the Underwriters purchased the Securities in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Uniform Commercial Code of the State of New York, the Underwriters will have acquired all rights of the Selling Shareholder in the Securities free of any adverse claim (as defined in such Section) and the owner of the Securities, if other than the Selling Shareholder, will be precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement;

               (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by the Selling Shareholder, except such as may be required under the Act and under state securities laws;

               (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, of the charter or by-laws of CVS or the Selling Shareholder or any subsidiary of CVS or the Selling
                                       17

          Shareholder; and

               (v) This Agreement has been duly authorized, executed and delivered by each of CVS and the Selling Shareholder.

          (g) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Shareholder and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (i) The Representatives shall have received a letter, dated such Closing Date, of KPMG Peat Marwick LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection;

          (j) On or prior to the Closing Date, the Revolving Credit Facility (the form and substance of which shall be reasonably acceptable to the Representatives and their counsel) shall have been entered into by the parties thereto and the Representatives shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. Each condition to the closing contemplated by the Revolving Credit Facility shall have been satisfied or, with the Representatives' specific approval, waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Revolving Credit Facility. The Representatives shall have received true and correct copies of all documentation pertaining to the Revolving Credit Facility [and evidence satisfactory to the Representatives that the Company has borrowed thereunder]. The Revolving Credit Facility shall conform in all material respects to the description thereof in the Prospectus.

          (k) The Securities shall have been listed or approved for listing upon official notice of issuance on The New York Stock Exchange.

The Selling Shareholder and the Company will furnish the Representatives with such conformed copies of the foregoing opinions, certificates, letters and documents as the Representatives reasonably request. CS First Boston may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, however, that the foregoing indemnity agreement with respect to any untrue statement or omission in the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) CVS agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either such section from and against any and all losses, claims, damages and liabilities (including, without
                                       19
limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (c) The Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either such section from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (d) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and CVS against any losses, claims, damages or liabilities to which the Company or CVS may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and CVS in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing and passive market making on the inside front cover page and the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the fifth paragraph under the caption "Underwriting."

     (e) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b), (c) or (d) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b), (c) or (d) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (f) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b),
(c) or (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), (c) or (d) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and CVS, as the case may be, on the one hand and the Underwriters on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and CVS, as the case may be, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations, and among the Company, the Selling Shareholder and CVS, in such proportion as is appropriate to reflect the relative fault of the Company, the Selling Shareholder and CVS, as the case may be, in each case in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and CVS, as the case may be, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (as, if, with respect to the Company, for purposes of this clause (e), the Company had received all of the proceeds of each secondary offering hereunder) bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder, CVS or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (f). Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) In making a claim for indemnification under Section 7(a), 7(b), 7(c) or 7(d) or contribution under Section 7(f) against the Company, the Selling Shareholder or CVS, the indemnified parties may proceed against either (i) the Company, the Selling Shareholder and CVS (ii) the Company and the Selling Shareholder or (iii) the Company, but may not proceed (i) solely against CVS or
(ii) solely against CVS and the Selling Shareholder. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a trial court then, as a precondition to any indemnified party obtaining indemnification or contribution from CVS (but not the Company or the Selling Shareholder), the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company and CVS and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 30 days following the date of receipt by the Company of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on CVS (but only if and to the extent the Company and the Selling Shareholder has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and the Selling Shareholder and thereafter obtain payment from CVS without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their respective obligation to first obtain a Final Judgment, to seek to obtain payment, to wait such 30 days after failure by the Company to immediately satisfy any such Final Judgment if (i) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code and the continuance in effect of such order for 60 consecutive days, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets and the continuance in effect of such order for 60 consecutive days.

     (h) The obligations of the Company and CVS under this Section shall be in addition to any liability which the Company and CVS may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CS First Boston may make arrangements satisfactory to the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CS First Boston, the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholder, of CVS, of the Company or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Shareholder, CVS, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company, CVS and the Selling Shareholder shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 (except as to any defaulting underwriter) and the respective obligations of the Company, CVS, the Selling Shareholder, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Company, CVS and the Selling Shareholder will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o CS First Boston Corporation, Park Avenue Plaza, New York, NY 10055, Attention: Investment Banking Department Transactions Advisory Group, with a copy to Latham & Watkins, 885 Third Avenue, New York, NY,
Attention: Roger H. Kimmel, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 6 Brighton Road, Clifton, NJ 07015, Attention: Chief Financial Officer, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, Attention: Sarah Jones Beshar, or, if sent to CVS or the Selling Shareholder, will be mailed, delivered or telegraphed and confirmed to CVS at One CVS Drive, Woonsocket, RI 02895, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, Attention:
Dennis S. Hersch; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, jointly or by CS First Boston will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                           LINENS 'N THINGS, INC.

                                           By: ______________________________
                                           Name:
                                           Title:

                                           CVS CORPORATION

                                           By: ______________________________
                                           Name:
                                           Title:

                                           NASHUA HOLLIS CVS, INC.

                                           By: ______________________________
                                           Name:
                                           Title:


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.



CS FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES
  CORPORATION

Acting on behalf of themselves and
as the Representatives of the several
Underwriters.


By: CS FIRST BOSTON CORPORATION

By:_______________________________
Name:
Title:

                                   SCHEDULE A






                                                              Number of Firm
                                                              Securities to be
Underwriter                                                   Purchased
-----------                                                   ----------------

CS First Boston Corporation

Donaldson, Lufkin & Jenrette
  Securities Corporation













         TOTAL                                                ________________